Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Plan Administrator
Crescent State Bank Employees’ 401(k) Plan

We consent to the incorporation by reference in the Registration Statement (No. 333-160566) on Form S-8 of our report dated June 25, 2010 with respect to the financial statements and supplemental schedule of Crescent State Bank Employees’  401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2009.

Greenville, North Carolina
June 25, 2010